Exhibit 99.1

Press Contact:	Investor Relations Contact:
Robyn Blum	Marilyn Mora
Cisco	Cisco
1 (408) 930-8548	1 (408) 527-7452
rojenkin@cisco.com	marilmor@cisco.com

CISCO REPORTS FOURTH QUARTER AND FISCAL YEAR 2020 EARNINGS

•	Q4 Results:

•	Revenue: $12.2 billion

•	Decrease of (9)% year over year

•	Earnings per Share: GAAP: $0.62; Non-GAAP: $0.80

•	GAAP EPS increased 22% year over year

•	Non-GAAP EPS decreased (4)% year over year

•	FY 2020 Results:

•	Revenue: $49.3 billion

•	Decrease of (5)% year over year

•	51% of revenue from software and services

•	Earnings per Share: GAAP: $2.64; Non-GAAP: $3.21

•	GAAP EPS increased 1% year over year

•	Non-GAAP EPS increased 4% year over year

•	Q1 Guidance:

•	Revenue: (9)% to (11)% decline year over year

•	Earnings per Share: GAAP: $0.41 to $0.47; Non-GAAP: $0.69 to $0.71

SAN JOSE, Calif. — August 12, 2020 — Cisco today reported fourth quarter and fiscal year results for the period ended July 25, 2020. Cisco reported fourth quarter revenue of $12.2 billion, net income on a generally accepted accounting principles (GAAP) basis of $2.6 billion or $0.62 per share, and non-GAAP net income of $3.4 billion or $0.80 per share.

As previously disclosed, Cisco completed the divestiture of the Service Provider Video Software Solutions (SPVSS) business in the second quarter of fiscal 2019 on October 28, 2018. Revenue and non-GAAP financial information have been normalized to exclude the SPVSS business from prior periods for comparative purposes.

“By the end of fiscal 2020, we achieved our goal of more than half of our revenue coming from software and services, and this strategy continues to resonate with customers as they digitize their organizations. Throughout fiscal 2020, Cisco has demonstrated operational resilience based on our strong customer relationships, solid financial foundation, and differentiated innovation,” said Chuck Robbins, chairman and CEO of Cisco. “As we focus on the future, we are rebalancing our R&D investments to focus on new areas so we can continue to offer customers the best, most relevant technology in simpler, more easily consumable ways.”

Q4 GAAP Results

	Q4 FY 2020	Q4 FY 2019	Vs. Q4 FY 2019
Revenue	$12.2 billion	$13.4 billion	(9)%
Net Income	$2.6 billion	$2.2 billion	19%
Diluted Earnings per Share (EPS)	$0.62	$0.51	22%

Q4 GAAP results for fiscal 2019 include a $0.9 billion charge related to the Tax Cuts and Jobs Act.

Q4 Non-GAAP Results

	Q4 FY 2020	Q4 FY 2019	Vs. Q4 FY 2019
Net Income	$3.4 billion	$3.6 billion	(5)%
EPS	$0.80	$0.83	(4)%

Fiscal Year GAAP Results

	FY 2020	FY 2019	Vs. FY 2019
Revenue (including SPVSS business for all periods)	$49.3 billion	$51.9 billion	(5)%
Revenue (excluding SPVSS business for all periods)	$49.3 billion	$51.7 billion	(5)%
Net Income	$11.2 billion	$11.6 billion	(4)%
EPS	$2.64	$2.61	1%

GAAP results for fiscal 2019 include charges related to the Tax Cuts and Jobs Act of $0.9 billion.

Fiscal Year Non-GAAP Results

	FY 2020	FY 2019	Vs. FY 2019
Net Income (excluding SPVSS business for all periods)	$13.7 billion	$13.8 billion	(1)%
EPS (excluding SPVSS business for all periods)	$3.21	$3.10	4%

Reconciliations between net income, EPS, and other measures on a GAAP and non-GAAP basis are provided in the tables located in the section entitled “Reconciliations of GAAP to non-GAAP Measures.”

“We executed well in Q4, delivering strong margins despite the very challenging environment,” said Kelly Kramer, CFO of Cisco. “Software subscriptions now make up 78% of our software revenue and remaining performance obligations continued to grow strongly in the quarter, reflecting the strength of our portfolio of software and services. We are seeing the returns on our investments in innovation as we focus on delivering long term growth and shareholder value.”

Financial Summary

All comparative percentages are on a year-over-year basis unless otherwise noted.

All revenue, non-GAAP, and geographic financial information in the “FY 2020 Highlights” sections are presented excluding the SPVSS business for all prior periods as it was divested during the second quarter of fiscal 2019, on October 28, 2018.

Q4 FY 2020 Highlights

Revenue — Total revenue was $12.2 billion, down 9%, with product revenue down 13% and service revenue was flat. Revenue by geographic segment was: Americas down 12%, EMEA down 6%, and APJC down 7%. Product revenue was led by growth in Security, up 10%. Infrastructure Platforms was down 16% and Applications was down 9%.

Gross Margin — On a GAAP basis, total gross margin, product gross margin, and service gross margin were 63.2%, 61.2%, and 68.7%, respectively, as compared with 63.9%, 62.9%, and 66.8%, respectively, in the fourth quarter of 2019.

On a non-GAAP basis, total gross margin, product gross margin, and service gross margin were 65.0%, 63.2%, and 69.8%, respectively, as compared with 65.5%, 64.7%, and 67.9%, respectively, in the fourth quarter of 2019.

Total gross margins by geographic segment were: 65.6% for the Americas, 64.9% for EMEA and 63.2% for APJC.

Operating Expenses — On a GAAP basis, operating expenses were $4.4 billion, down 9%, and were 36.5% of revenue. Non-GAAP operating expenses were $3.9 billion, down 12%, and were 32.0% of revenue.

Operating Income — GAAP operating income was $3.2 billion, down 12%, with GAAP operating margin of 26.7%. Non-GAAP operating income was $4.0 billion, down 8%, with non-GAAP operating margin at 33.0%.

Provision for Income Taxes — The GAAP tax provision rate was 20.3%. The non-GAAP tax provision rate was 16.7%.

Net Income and EPS — On a GAAP basis, net income was $2.6 billion, an increase of 19%, and EPS was $0.62, an increase of 22%. On a non-GAAP basis, net income was $3.4 billion, a decrease of 5%, and EPS was $0.80, a decrease of 4%.

Cash Flow from Operating Activities — $3.8 billion for the fourth quarter of fiscal 2020, a decrease of 4% compared with $3.9 billion for the fourth quarter of fiscal 2019.

FY 2020 Highlights

Revenue — Total revenue was $49.3 billion, a decrease of 5%.

Net Income and EPS — On a GAAP basis, net income was $11.2 billion, a decrease of 4%, and EPS was $2.64, an increase of 1%. On a non-GAAP basis, net income was $13.7 billion, a decrease of 1% compared to fiscal 2019, and EPS was $3.21, an increase of 4%.

Cash Flow from Operating Activities — $15.4 billion for fiscal 2020 compared with $15.8 billion for fiscal 2019, a decrease of 3%. Operating cash flow for fiscal 2019 includes the receipt of $0.4 billion related to a litigation settlement with Arista Networks. Operating cash flow was flat normalized for this item.

Balance Sheet and Other Financial Highlights

Cash and Cash Equivalents and Investments — $29.4 billion at the end of the fourth quarter of fiscal 2020, compared with $28.6 billion at the end of the third quarter of fiscal 2020, and compared with $33.4 billion at the end of fiscal 2019.

Deferred Revenue — $20.4 billion, up 11% in total, with deferred product revenue up 17%. Deferred service revenue was up 7%.

Remaining Performance Obligations — $28.4 billion at the end of fiscal 2020, up 12%.

Capital Allocation — In the fourth quarter of fiscal 2020, we declared and paid a cash dividend of $0.36 per common share, or $1.5 billion.

Acquisitions

In the first quarter of fiscal 2021, we closed the acquisition of privately held ThousandEyes, Inc. ThousandEyes’ Internet and Cloud intelligence platform delivers deep visibility and insights into the digital delivery of applications and services over the Internet.

Guidance for Q1 FY 2021

Cisco expects to achieve the following results for the first quarter of fiscal 2021:

Q1 FY 2021
Revenue	(9)% - (11)% decline Y/Y
Non-GAAP gross margin rate	64% - 65%
Non-GAAP operating margin rate	30% - 31%
Non-GAAP tax provision rate	19%
Non-GAAP EPS	$0.69 - $0.71

Cisco estimates that GAAP EPS will be $0.41 to $0.47 in the first quarter of fiscal 2021.

A reconciliation between the Guidance for Q1 FY 2021 on a GAAP and non-GAAP basis is provided in the table entitled “GAAP to non-GAAP Guidance for Q1 FY 2021” located in the section entitled “Reconciliations of GAAP to non-GAAP Measures.”

Editor’s Notes:

•

Q4 fiscal year 2020 conference call to discuss Cisco’s results along with its guidance will be held on Wednesday, August 12, 2020 at 1:30 p.m. Pacific Time. Conference call number is 1-888-848-6507 (United States) or 1-212-519-0847 (international).

•

Conference call replay will be available from 4:00 p.m. Pacific Time, August 12, 2020 to 4:00 p.m. Pacific Time, August 19, 2020 at 1-866-429-0574 (United States) or 1-203-369-0916 (international). The replay will also be available via webcast on the Cisco Investor Relations website at https://investor.cisco.com.

•

Additional information regarding Cisco’s financials, as well as a webcast of the conference call with visuals designed to guide participants through the call, will be available at 1:30 p.m. Pacific Time, August 12, 2020. Text of the conference call’s prepared remarks will be available within 24 hours of completion of the call. The webcast will include both the prepared remarks and the question-and-answer session. This information, along with the GAAP to non-GAAP reconciliation information, will be available on the Cisco Investor Relations website at https://investor.cisco.com.

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	July 25, 2020	July 27, 2019	July 25, 2020	July 27, 2019
REVENUE:
Product	$8,832	$10,120	$35,978	$39,005
Service	3,322	3,308	13,323	12,899

Total revenue	12,154	13,428	49,301	51,904

COST OF SALES:
Product	3,429	3,757	13,199	14,863
Service	1,041	1,097	4,419	4,375

Total cost of sales	4,470	4,854	17,618	19,238

GROSS MARGIN	7,684	8,574	31,683	32,666
OPERATING EXPENSES:
Research and development	1,565	1,753	6,347	6,577
Sales and marketing	2,218	2,487	9,169	9,571
General and administrative	494	566	1,925	1,827
Amortization of purchased intangible assets	33	38	141	150
Restructuring and other charges	127	40	481	322

Total operating expenses	4,437	4,884	18,063	18,447

OPERATING INCOME	3,247	3,690	13,620	14,219
Interest income	187	305	920	1,308
Interest expense	(119)	(204)	(585)	(859)
Other income (loss), net	(9)	(87)	15	(97)

Interest and other income (loss), net	59	14	350	352

INCOME BEFORE PROVISION FOR INCOME TAXES	3,306	3,704	13,970	14,571
Provision for income taxes (1)	670	1,498	2,756	2,950

NET INCOME	$2,636	$2,206	$11,214	$11,621

Net income per share:
Basic	$0.62	$0.52	$2.65	$2.63

Diluted	$0.62	$0.51	$2.64	$2.61

Shares used in per-share calculation:
Basic	4,227	4,269	4,236	4,419

Diluted	4,244	4,307	4,254	4,453

The Consolidated Statements of Operations include the results of the SPVSS business prior to its divestiture during the second quarter of fiscal 2019 on October 28, 2018. Accordingly, the fiscal year ended July 27, 2019 includes three months of financial results for this business.

(1)	The provision for income taxes included a $0.9 billion charge for the three months and fiscal year ended July 27, 2019 related to the Tax Cuts and Jobs Act.

CISCO SYSTEMS, INC.

REVENUE BY SEGMENT

(In millions, except percentages)

	July 25, 2020
	Three Months Ended		Fiscal Year Ended
				Excluding SPVSS business	Including SPVSS business

	Amount	Y/Y%	Amount	Y/Y%	Y/Y%
Revenue:
Americas	$7,185	(12)%	$29,291	(5)%	(5)%
EMEA	3,106	(6)%	12,659	(3)%	(3)%
APJC	1,863	(7)%	7,352	(6)%	(7)%

Total	$12,154	(9)%	$49,301	(5)%	(5)%

Amounts may not sum and percentages may not recalculate due to rounding.

During the second quarter of fiscal 2019 on October 28, 2018, we completed the divestiture of the SPVSS business. SPVSS business revenue for the fiscal year ended July 27, 2019 was $168 million.

CISCO SYSTEMS, INC.

GROSS MARGIN PERCENTAGE BY SEGMENT

(In percentages)

	July 25, 2020
	Three Months Ended	Fiscal Year Ended
Gross Margin Percentage:
Americas	65.6%	66.7%
EMEA	64.9%	65.6%
APJC	63.2%	63.8%

CISCO SYSTEMS, INC.

REVENUE FOR GROUPS OF SIMILAR PRODUCTS AND SERVICES

(In millions, except percentages)

	July 25, 2020
	Three Months Ended		Fiscal Year Ended
				Excluding SPVSS business	Including SPVSS business
	Amount	Y/Y%	Amount	Y/Y%	Y/Y%
Revenue:
Infrastructure Platforms	$6,626	(16)%	$27,122	(10)%	(10)%
Applications	1,357	(9)%	5,568	(4)%	(4)%
Security	814	10%	3,154	12%	12%
Other Products	35	(17)%	135	—%	(52)%

Total Product	8,832	(13)%	35,978	(7)%	(8)%
Services	3,322	—%	13,323	3%	3%

Total	$12,154	(9)%	$49,301	(5)%	(5)%

Amounts may not sum and percentages may not recalculate due to rounding.

During the second quarter of fiscal 2019 on October 28, 2018, we completed the divestiture of the SPVSS business. SPVSS business revenue for the fiscal year ended July 27, 2019 was $168 million.

CISCO SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	July 25, 2020	July 27, 2019
ASSETS
Current assets:
Cash and cash equivalents	$11,809	$11,750
Investments	17,610	21,663
Accounts receivable, net of allowance for doubtful accounts of $143 at July 25, 2020 and $136 at July 27, 2019	5,472	5,491
Inventories	1,282	1,383
Financing receivables, net	5,051	5,095
Other current assets	2,349	2,373

Total current assets	43,573	47,755
Property and equipment, net	2,453	2,789
Financing receivables, net	5,714	4,958
Goodwill	33,806	33,529
Purchased intangible assets, net	1,576	2,201
Deferred tax assets	3,990	4,065
Other assets	3,741	2,496

TOTAL ASSETS	$94,853	$97,793

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$3,005	$10,191
Accounts payable	2,218	2,059
Income taxes payable	839	1,149
Accrued compensation	3,122	3,221
Deferred revenue	11,406	10,668
Other current liabilities	4,741	4,424

Total current liabilities	25,331	31,712
Long-term debt	11,578	14,475
Income taxes payable	8,837	8,927
Deferred revenue	9,040	7,799
Other long-term liabilities	2,147	1,309

Total liabilities	56,933	64,222
Total equity	37,920	33,571

TOTAL LIABILITIES AND EQUITY	$94,853	$97,793

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Fiscal Year Ended
	July 25, 2020	July 27, 2019
Cash flows from operating activities:
Net income	$11,214	$11,621
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and other	1,808	1,897
Share-based compensation expense	1,569	1,570
Provision for receivables	93	40
Deferred income taxes	(38)	(350)
(Gains) losses on divestitures, investments and other, net	(138)	(24)
Change in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	(107)	(84)
Inventories	84	131
Financing receivables	(797)	(249)
Other assets	96	(955)
Accounts payable	141	87
Income taxes, net	(322)	312
Accrued compensation	(78)	277
Deferred revenue	2,011	1,407
Other liabilities	(110)	151

Net cash provided by operating activities	15,426	15,831

Cash flows from investing activities:
Purchases of investments	(9,212)	(2,416)
Proceeds from sales of investments	5,631	7,388
Proceeds from maturities of investments	7,975	12,928
Acquisitions and divestitures	(327)	(2,175)
Purchases of investments in privately held companies	(190)	(148)
Return of investments in privately held companies	224	159
Acquisition of property and equipment	(770)	(909)
Proceeds from sales of property and equipment	179	22
Other	(10)	(12)

Net cash provided by investing activities	3,500	14,837

Cash flows from financing activities:
Issuances of common stock	655	640
Repurchases of common stock - repurchase program	(2,659)	(20,717)
Shares repurchased for tax withholdings on vesting of restricted stock units	(727)	(862)
Short-term borrowings, original maturities of 90 days or less, net	(3,470)	3,446
Issuances of debt	—	2,250
Repayments of debt	(6,720)	(6,780)
Dividends paid	(6,016)	(5,979)
Other	51	113

Net cash used in financing activities	(18,886)	(27,889)

Net increase in cash, cash equivalents, and restricted cash	40	2,779
Cash, cash equivalents, and restricted cash, beginning of fiscal year	11,772	8,993

Cash, cash equivalents, and restricted cash, end of fiscal year	$11,812	$11,772

Supplemental cash flow information:
Cash paid for interest	$603	$892
Cash paid for income taxes, net	$3,116	$2,986

CISCO SYSTEMS, INC.

DEFERRED REVENUE

(In millions)

	July 25, 2020	April 25, 2020	July 27, 2019
Deferred revenue:
Service	$12,551	$11,423	$11,709
Product	7,895	7,225	6,758

Total	$20,446	$18,648	$18,467

Reported as:
Current	$11,406	$10,710	$10,668
Noncurrent	9,040	7,938	7,799

Total	$20,446	$18,648	$18,467

CISCO SYSTEMS, INC.

REMAINING PERFORMANCE OBLIGATIONS

(In millions, except percentages)

	July 25, 2020		April 25, 2020		July 27, 2019
	Amount	Y/Y%	Amount	Y/Y%	Amount	Y/Y%
Product	$11,261	17%	$10,386	25%	$9,603	N/A
Service	17,093	9%	15,142	3%	15,702	N/A

Total	$28,354	12%	$25,528	11%	$25,305	N/A

CISCO SYSTEMS, INC.

DIVIDENDS PAID AND REPURCHASES OF COMMON STOCK

(In millions, except per-share amounts)

	DIVIDENDS		STOCK REPURCHASE PROGRAM			TOTAL
Quarter Ended	Per Share	Amount	Shares	Weighted- Average Price per Share	Amount	Amount
Fiscal 2020
July 25, 2020	$0.36	$1,525	—	$—	$—	$1,525
April 25, 2020	$0.36	$1,519	25	$39.71	$981	$2,500
January 25, 2020	$0.35	$1,486	18	$46.71	$870	$2,356
October 26, 2019	$0.35	$1,486	16	$48.91	$768	$2,254
Fiscal 2019
July 27, 2019	$0.35	$1,490	82	$54.99	$4,515	$6,005
April 27, 2019	$0.35	$1,519	116	$52.14	$6,020	$7,539
January 26, 2019	$0.33	$1,470	111	$45.09	$5,016	$6,486
October 27, 2018	$0.33	$1,500	109	$46.01	$5,026	$6,526

The remaining authorized amount for stock repurchases under the program is $10.8 billion with no termination date.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GAAP TO NON-GAAP NET INCOME

(In millions)

	Three Months Ended		Fiscal Year Ended
	July 25, 2020	July 27, 2019	July 25, 2020	July 27, 2019
GAAP net income	$2,636	$2,206	$11,214	$11,621
Adjustments to cost of sales:
Share-based compensation expense	61	57	237	220
Amortization of acquisition-related intangible assets	157	144	611	562
Supplier component remediation charge (adjustment), net	—	17	—	16
Acquisition-related/divestiture costs	—	1	3	10
Legal and indemnification settlements	—	—	4	5

Total adjustments to GAAP cost of sales	218	219	855	813

Adjustments to operating expenses:
Share-based compensation expense	332	335	1,307	1,309
Amortization of acquisition-related intangible assets	33	38	141	150
Acquisition-related/divestiture costs	55	61	246	299
Legal and indemnification settlements	—	—	—	(396)
Significant asset impairments and restructurings	127	40	481	322

Total adjustments to GAAP operating expenses	547	474	2,175	1,684

Adjustments to GAAP interest and other income (loss), net:

(Gains) and losses on equity investments	2	20	(97)	(57)

Total adjustments to GAAP income before provision for income taxes	767	713	2,933	2,440

Income tax effect of non-GAAP adjustments	(175)	(168)	(722)	(722)
Significant tax matters (1)	166	835	233	448

Total adjustments to GAAP provision for income taxes	(9)	667	(489)	(274)

Non-GAAP net income	$3,394	$3,586	$13,658	$13,787

(1)	The three months and fiscal year ended July 27, 2019 includes a $0.9 billion charge related to the Tax Cuts and Jobs Act.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GAAP TO NON-GAAP EPS

	Three Months Ended		Fiscal Year Ended
	July 25, 2020	July 27, 2019	July 25, 2020	July 27, 2019
GAAP EPS	$0.62	$0.51	$2.64	$2.61
Adjustments to GAAP:
Share-based compensation expense	0.09	0.09	0.36	0.34
Amortization of acquisition-related intangible assets	0.04	0.04	0.18	0.16
Acquisition-related/divestiture costs	0.01	0.01	0.06	0.07
Legal and indemnification settlements	—	—	—	(0.09)
Significant asset impairments and restructurings	0.03	0.01	0.11	0.07
(Gains) and losses on equity investments	—	—	(0.02)	(0.01)
Income tax effect of non-GAAP adjustments	(0.04)	(0.04)	(0.17)	(0.16)
Significant tax matters	0.04	0.19	0.05	0.10

Non-GAAP EPS	$0.80	$0.83	$3.21	$3.10

Amounts may not sum due to rounding.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GROSS MARGINS, OPERATING EXPENSES, OPERATING MARGINS, INTEREST AND OTHER INCOME (LOSS), NET, AND NET INCOME

(In millions, except percentages)

	Three Months Ended
	July 25, 2020
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Interest and other income (loss), net	Net Income	Y/Y
GAAP amount	$5,403	$2,281	$7,684	$4,437	(9)%	$3,247	(12)%	$59	$2,636	19%
% of revenue	61.2%	68.7%	63.2%	36.5%		26.7%		0.5%	21.7%
Adjustments to GAAP amounts:
Share-based compensation expense	24	37	61	332		393		—	393
Amortization of acquisition-related intangible assets	157	—	157	33		190		—	190
Acquisition/divestiture-related costs	—	—	—	55		55		—	55
Significant asset impairments and restructurings	—	—	—	127		127		—	127
(Gains) and losses on equity investments	—	—	—	—		—		2	2
Income tax effect/significant tax matters	—	—	—	—		—		—	(9)

Non-GAAP amount	$5,584	$2,318	$7,902	$3,890	(12)%	$4,012	(8)%	$61	$3,394	(5)%

% of revenue	63.2%	69.8%	65.0%	32.0%		33.0%		0.5%	27.9%

Amounts may not sum and percentages may not recalculate due to rounding.

	Three Months Ended
	July 27, 2019
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Operating Income	Interest and other income (loss), net	Net Income
GAAP amount	$6,363	$2,211	$8,574	$4,884	$3,690	$14	$2,206
% of revenue	62.9%	66.8%	63.9%	36.4%	27.5%	0.1%	16.4%
Adjustments to GAAP amounts:
Share-based compensation expense	23	34	57	335	392	—	392
Amortization of acquisition-related intangible assets	144	—	144	38	182	—	182
Supplier component remediation charge (adjustment), net	17	—	17	—	17	—	17
Acquisition/divestiture-related costs	—	1	1	61	62	—	62
Significant asset impairments and restructurings	—	—	—	40	40	—	40
(Gains) and losses on equity investments	—	—	—	—	—	20	20
Income tax effect/significant tax matters (1)	—	—	—	—	—	—	667

Non-GAAP amount	$6,547	$2,246	$8,793	$4,410	$4,383	$34	$3,586

% of revenue	64.7%	67.9%	65.5%	32.8%	32.6%	0.3%	26.7%

Amounts may not sum and percentages may not recalculate due to rounding.

(1)	Includes a $0.9 billion charge related to the Tax Cuts and Jobs Act.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GROSS MARGINS, OPERATING EXPENSES, OPERATING MARGINS, INTEREST AND OTHER INCOME (LOSS), NET, AND NET INCOME

(In millions, except percentages)

	Fiscal Year Ended
	July 25, 2020
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Interest and other income (loss), net	Net Income	Y/Y
GAAP amount	$22,779	$8,904	$31,683	$18,063	(2)%	$13,620	(4)%	$350	$11,214	(4)%
% of revenue	63.3%	66.8%	64.3%	36.6%		27.6%		0.7%	22.7%
Adjustments to GAAP amounts:
Share-based compensation expense	93	144	237	1,307		1,544		—	1,544
Amortization of acquisition-related intangible assets	611	—	611	141		752		—	752
Legal and indemnification settlements	4	—	4	—		4		—	4
Acquisition/divestiture-related costs	—	3	3	246		249		—	249
Significant asset impairments and restructurings	—	—	—	481		481		—	481
(Gains) and losses on equity investments	—	—	—	—		—		(97)	(97)
Income tax effect/significant tax matters	—	—	—	—		—		—	(489)

Non-GAAP amount	$23,487	$9,051	$32,538	$15,888	(5)%	$16,650	—%	$253	$13,658	(1)%

% of revenue	65.3%	67.9%	66.0%	32.2%		33.8%		0.5%	27.7%

Amounts may not sum and percentages may not recalculate due to rounding.

During the second quarter of fiscal 2019 on October 28, 2018, we completed the divestiture of the SPVSS business. Accordingly, the non-GAAP growth rates are normalized to exclude the SPVSS business for fiscal 2019.

	Fiscal Year Ended
	July 27, 2019
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Operating Income	Interest and other income (loss), net	Net Income
GAAP amount	$24,142	$8,524	$32,666	$18,447	$14,219	$352	$11,621
% of revenue	61.9%	66.1%	62.9%	35.5%	27.4%	0.7%	22.4%
Adjustments to GAAP amounts:
Share-based compensation expense	90	130	220	1,309	1,529	—	1,529
Amortization of acquisition-related intangible assets	562	—	562	150	712	—	712
Supplier component remediation charge (adjustment), net	16	—	16	—	16	—	16
Legal and indemnification settlements	5	—	5	(396)	(391)	—	(391)
Acquisition/divestiture-related costs	4	6	10	299	309	—	309
Significant asset impairments and restructurings	—	—	—	322	322	—	322
(Gains) and losses on equity investments	—	—	—	—	—	(57)	(57)
Income tax effect/significant tax matters (1)	—	—	—	—	—	—	(274)

Non-GAAP amount	$24,819	$8,660	$33,479	$16,763	$16,716	$295	$13,787
Less: SPVSS business (2)	(51)	(9)	(61)	(60)	—	—	—

Non-GAAP amount (excluding SPVSS business)	$24,768	$8,651	$33,418	$16,703	$16,716	$295	$13,787

% of revenue	63.7%	67.2%	64.6%	32.3%	32.3%	0.6%	26.6%

Amounts may not sum and percentages may not recalculate due to rounding.

(1)	Includes a $0.9 billion charge related to the Tax Cuts and Jobs Act.
(2)	Reflects three months of operations for the SPVSS business.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

EFFECTIVE TAX RATE

(In percentages)

	Three Months Ended		Fiscal Year Ended
	July 25, 2020	July 27, 2019	July 25, 2020	July 27, 2019
GAAP effective tax rate (1)	20.3%	40.4%	19.7%	20.2%
Total adjustments to GAAP provision for income taxes	(3.6)%	(21.6)%	(0.5)%	(1.2)%

Non-GAAP effective tax rate	16.7%	18.8%	19.2%	19.0%

(1)	The three months and fiscal year ended July 27, 2019 includes a $0.9 billion charge related to the Tax Cuts and Jobs Act.

GAAP TO NON-GAAP GUIDANCE FOR Q1 FY 2021

Q1 FY 2021	Gross Margin Rate	Operating Margin Rate	Tax Provision Rate	Earnings per Share (2)
GAAP	62% - 63%	18% - 19%	19%	$0.41 - $0.47
Estimated adjustments for:
Share-based compensation expense	0.5%	3.5%		$0.07 - $0.08
Amortization of acquisition-related intangible assets and acquisition/divestiture-related costs	1.5%	2.0%		$0.04 - $0.05
Significant asset impairments and restructurings (1)	—	6.5%		$0.13 - $0.15
Income tax effect of non-GAAP adjustments			—

Non-GAAP	64% - 65%	30% - 31%	19%	$0.69 - $0.71

(1)

In the first quarter of fiscal 2021, we initiated a restructuring plan, which includes a voluntary early retirement program, in order to realign the organization and enable further investment in key priority areas with estimated pretax charges of approximately $900 million consisting of severance and other one-time termination benefits, and other costs. We expect to recognize approximately $800 million of these charges in the first quarter of fiscal 2021 with the remaining amount to be recognized during the rest of the fiscal year.

(2)	Estimated adjustments to GAAP earnings per share are shown after income tax effects.

Except as noted above, this guidance does not include the effects of any future acquisitions/divestitures, asset impairments, restructurings and significant tax matters or other events, which may or may not be significant unless specifically stated.

Forward Looking Statements, Non-GAAP Information and Additional Information

This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events (such as continued execution of our strategy to shift to revenue coming from software and services, the strength of our portfolio of software and services to continue to resonate with customers as they digitize their organizations, our ability to successfully rebalance our R&D investments to focus on new areas so that we can continue to offer customer relevant technology in simpler, consumable ways, our continued ability to deliver long term growth and shareholder value, and future responses to and effects of the COVID-19 pandemic) and the future financial performance of Cisco (including the guidance for Q1 FY 2021) that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: the impact of the COVID-19 pandemic; business and economic conditions and growth trends in the networking industry, our customer markets and various geographic regions; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; the growth and evolution of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market and other customer markets; the return on our investments in certain priorities, key growth areas, and in certain geographical locations, as well as maintaining leadership in routing, switching and services; the timing of orders and manufacturing and customer lead times; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; our ability to achieve expected benefits of our partnerships; increased competition in our product and service markets, including the data center market; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks; product defects and returns; litigation involving patents, intellectual property, antitrust, shareholder and other matters, and governmental investigations; our ability to achieve the benefits of the announced restructuring and possible changes in the size and timing of the related charges; cyber-attacks, data breaches or malware; vulnerabilities and critical security defects; terrorism; natural catastrophic events; any other pandemic or epidemic; our ability to achieve the benefits anticipated from our investments in sales, engineering, service, marketing and manufacturing activities; our ability to recruit and retain key personnel; our ability to manage financial risk, and to manage expenses during economic downturns; risks related to the global nature of our operations, including our operations in emerging markets; currency fluctuations and other international factors; changes in provision for income taxes, including changes in tax laws and regulations or adverse outcomes resulting from examinations of our income tax returns; potential volatility in operating results; and other factors listed in Cisco’s most recent reports on Forms 10-Q and 10-K filed on May 18, 2020 and September 5, 2019, respectively. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. Cisco’s results of operations for the three months and the year ended July 25, 2020 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

This release includes non-GAAP net income, non-GAAP gross margins, non-GAAP operating expenses, non-GAAP operating income and margin, non-GAAP effective tax rates, non-GAAP interest and other income (loss), net, and non-GAAP net income per share data for the periods presented. It also includes future estimated ranges for gross margin, operating margin, tax provision rate and EPS on a non-GAAP basis.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco’s results of operations in conjunction with the corresponding GAAP measures.

Cisco believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations.

For its internal budgeting process, Cisco’s management uses financial statements that do not include, when applicable, share-based compensation expense, amortization of acquisition-related intangible assets, acquisition-related/divestiture costs, significant asset impairments and restructurings, significant litigation settlements and other contingencies, gains and losses on equity investments, the income tax effects of the foregoing and significant tax matters. Cisco’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco. In prior periods, Cisco has excluded other items that it no longer excludes for purposes of its non-GAAP financial measures. From time to time in the future there may be other items that Cisco may exclude for purposes of its internal budgeting process and in reviewing its financial results. For additional information on the items excluded by Cisco from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

Cisco divested its Service Provider Video Software Solutions business (SPVSS) during the second quarter of fiscal 2019 on October 28, 2018. This release includes, where indicated, financial measures that exclude the SPVSS business. Cisco believes that the presentation of these measures provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations because the SPVSS business will not be part of Cisco on a go forward basis. Cisco’s management also uses the financial measures excluding the SPVSS business in reviewing the financial results of Cisco.

About Cisco

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